SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                        October 6, 1999 (October 5, 1999)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)



Delaware                            1-8368                           51-0228924

(State or other                   (Commission                      (IRS Employer
 jurisdiction                      File Number)                   Identification
 of incorporation)                                                       Number)


               1301 Gervais Street, Columbia, South Carolina 29201 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

On October 5, 1999, Safety-Kleen Corp.(NYSE: SK) announced operating results for the fourth quarter and fiscal year ended August 31, 1999. Sections of this report constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. The full text of the announcement is reproduced below.

                              For Immediate Release

                               SAFETY-KLEEN CORP.
                    ANNOUNCES FISCAL 1999 OPERATING RESULTS;
                       27% INCREASE IN EARNINGS PER SHARE


Columbia, S.C., -- October 5, 1999 -- Safety-Kleen Corp. (NYSE: SK) today announced operating results for the fourth quarter and fiscal year ended August 31, 1999.

Revenue for the fourth quarter totaled $415.9 million compared to $435.0 million for the similar quarter one year ago. Revenue for the fourth quarter last year included $27.9 million of revenue from the Company's deconsolidated European operations and $10.7 million from harbor dredging and placement related projects, neither of which contributed to the fourth quarter's revenue this year.

Operating income for the fourth quarter increased 14.5% to $90.6 million for an operating margin of 21.8%. This compares with operating income of $79.1 million and a margin of 18.2% in the same quarter of fiscal 1998.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the quarter totaled $122.4 million for an EBITDA margin of 29.4%, up from $116.2 million or a 26.7% margin in the fourth quarter one year ago.

An extraordinary charge of $15.0 million was recorded in the fourth quarter related to the write-off of a deferred tax asset associated with the Company's previously announced repurchase of the subordinated convertible pay-in-kind debenture on August 27, 1999.

Net income before restructuring charges and extraordinary items for the fourth quarter of fiscal 1999 was $28.2 million, up 29.4% compared with $21.8 million in the same quarter in the prior year. On a diluted basis, net income before restructuring charges and extraordinary items was $0.28 per share for the quarter, an increase of 27.3% over $0.22 per share reported in the prior year. Average shares outstanding for the fourth quarters of fiscal 1999 and 1998 on a diluted basis were 111.8 million and 111.1 million, respectively.

For the twelve months ended August 31, 1999, revenues totaled $1,685.9 million, an increase of 42.2% over $1,185.5 million reported in the prior year. Net income before restructuring charges and extraordinary items increased 103.7% to $103.9 million from $51.0 million in the prior year. On a diluted basis, net income before restructuring charges and extraordinary items rose to $1.03 per share for the year, an increase of 43.1% over $0.72 per share in the prior year.

In addition, on the recommendation of the Special Committee of the Board of Directors, the Board of Safety-Kleen has determined to take the necessary steps to re-adopt the Shareholder Rights Plan which had expired in June of 1999. Further, the Board authorized Raymond James & Associates, Inc. to explore strategic alternatives in response to Laidlaw Inc.'s previously announced intention to sell its approximate 44% interest in the Company.

Commenting on the results, President and Chief Executive Officer, Kenneth W. Winger noted, "The aggressive goals we set for the Company in fiscal 1999 were met. Dramatic cost savings were achieved. The integration of our revenue generating services, our staff and our business procedures have been largely completed. We have continued to build upon the positive aspects of last year's merger. The result is the most efficient and focused company in the industrial services marketplace today. We are now beginning to see the growth that Safety-Kleen can produce. Specifically, we are encouraged by growth of more than 5% from the core components of our current business. Our leading position and continued commitment to providing effective solutions to customer needs will provide for continued progress in fiscal 2000."

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.

For further information contact:
---------------------------------
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

Private Securities Litigation Reform Act:
-----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with acquisitions; achievement of synergy objectives; the attainment of revenue growth targets; the adoption of new environmental laws and regulations and how they are interpreted and enforced; changes in demand for the Company's services; competition; and prices for petroleum-based products.


                                      -END-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SAFETY-KLEEN CORP.




                                          By:  /s/ Kenneth W. Winger
                                              ------------------------
                                              Kenneth W. Winger, President
                                              and Chief Executive Officer


Date:  October 6, 1999

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements

                               SAFETY-KLEEN CORP.
                        CONSOLIDATED STATEMENTS OF INCOME
                     ($ in thousands, except per share data)
                                   (Unaudited)

                                                          Three Months Ended           Twelve Months Ended
                                                              August 31,                    August 31,
                                                              ----------                    ----------
                                                         1999           1998           1999            1998
                                                         ----           ----           ----            ----

Revenues                                              $415,859        $435,001     $1,685,948      $1,185,473

Expenses:
   Operating                                           259,377         284,244      1,070,666         797,382
   Selling, general and administrative                  34,095          34,544        134,497         108,817
   Restructuring and other charges                          --              --             --          65,831
                                                      --------        --------     ----------      ----------
EBITDA                                                 122,387         116,213        480,785         213,443
Depreciation and amortization                           31,757          37,124        136,002          93,051
                                                      --------        --------     ----------      ----------
Operating income                                        90,630          79,089        344,783         120,392
Interest expense, net                                   39,082          41,850        165,014          99,771
Equity in earnings of associated company                   604              --          2,708              --
                                                      --------        --------     ----------      ----------
Income before income tax expense                        52,152          37,239        182,477          20,621
Income tax expense                                      23,951          15,415         78,565           9,133
                                                      --------        --------     ----------      ----------
Income before extraordinary item                        28,201          21,824        103,912          11,448
Extraordinary item, net of applicable income tax       (15,036)             --        (15,036)        (11,283)
                                                      ---------       --------     -----------     -----------
Net income                                            $ 13,165        $ 21,824     $   88,876      $      205
                                                      ========        ========     ==========      ==========

Basic income per share:
   Income before extraordinary item                   $  0.32    $       0.25   $       1.17    $       0.18
   Extraordinary item, net of applicable income tax     (0.17)              --         (0.17)          (0.18)
                                                      --------   -------------  -------------   -------------
   Net income                                         $  0.15    $       0.25   $       1.00    $          --
                                                      =======    ============   ============    =============
   Weighted average common stock outstanding (000s)     89,441          87,741         88,537          62,322
                                                      ========   =============  =============   =============

Diluted income per share:
   Income before extraordinary item                   $  0.28    $       0.22   $       1.03    $       0.18
   Extraordinary item, net of applicable income tax     (0.13)              --         (0.13)          (0.18)
                                                      --------   -------------  -------------   -------------
   Net income                                         $  0.15    $       0.22   $       0.90    $          --
                                                      =======    ============   ============    =============
   Weighted average common stock outstanding and
     assumed conversions (000s)                        111,790         111,131        111,645          62,322
                                                      ========   =============  =============   =============


                                   SAFETY-KLEEN CORP. FOURTH QUARTER FISCAL 1999


Components of revenue ($ in millions):                           Three Months Ended August 31,
                                                                 -----------------------------
                                                                  1999                        1998
                                                       ---------------------------- ---------------------
Collection and Recovery Services
    Industrial Services                                $  202.3         49%          $  201.2         46%
    Commercial and Institutional Services                 140.2         34%             132.7         31%
                                                       --------        ----          --------        ----
Total Collection and Recovery Services                    342.5         83%             333.9         77%

Treatment and Disposal Services                            73.4         17%              73.2         17%

European Operations                                         0.0          0%              27.9          6%
                                                       --------        ----          --------        ----

     Total revenue                                     $  415.9        100%          $  435.0        100%
                                                       ========        ====          ========        ====



                                                                 Twelve Months Ended August 31,
                                                                 ------------------------------
                                                                  1999                        1998
                                                       --------------------------------------------------
Collection and Recovery Services
    Industrial Services                                $  800.1         47%          $  585.3         50%
    Commercial and Institutional Services                 540.7         32%             227.7         19%
                                                       --------        ----          --------        ----
Total Collection and Recovery Services                  1,340.8         79%             813.0         69%

Treatment and Disposal Services                           313.4         19%             324.6         27%

European Operations                                        31.7          2%              47.9          4%
                                                       --------        -----         --------        ----

     Total revenue                                     $1,685.9        100%          $1,185.5        100%
                                                       ========        ====          ========        ====


Components of revenue change:                                    Percentage Increase (Decrease)
                                                                  Three Months Ended August 31,
                                                                          1999 over 1998
                                                                          --------------
Expansion of customer base by acquisition                                     0.0%
Other, primarily through volume and price changes (Note 1)                    2.5%
Divestitures and closures                                                    (7.0%)
Foreign exchange rate changes                                                 0.1%
                                                                              ------
     Total                                                                   (4.4%)
                                                                             ======

Note 1: Prior year revenue included approximately $10.7 million of harbor dredging and placement project revenues which were not active in the current period. Excluding revenue from these projects, the price and volume component of the change in revenue would have been a positive 5.0%.

                  SAFETY-KLEEN CORP. FOURTH QUARTER FISCAL 1999


                                                                       Percentage Increase (Decrease)
                                                                       Twelve Months Ended August 31,
                                                                                1999 over 1998
                                                                                --------------
Expansion of customer base by acquisition                                            46.8%
Other, primarily through volume and price changes (Note 2)                            1.5%
Divestitures and closures                                                            (5.3%)
Foreign exchange rate changes                                                        (0.8%)
                                                                                     ------
     Total                                                                           42.2%
                                                                                     =====

Note 2: Revenue from the Company's harbor dredging and placement projects declined $31.4 million in the current year compared to the prior year. Excluding revenue from these projects, the price and volume component of the change in revenue would have been a positive 4.3%.



(b)   Exhibits

      None